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                                                               EXHIBIT (h)(9)(b)

                   Amendment No. 1 to Participation Agreement
                                     Between
                           J.P. Morgan Series Trust II
                                       And
                           AIG Life Insurance Company

The participation agreement, dated as of October 27, 1997 by and between J.P. Morgan Series Trust II and AIG Life Insurance Company (the "Agreement") is hereby amended as follows:

        1. Schedule I of this Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

        2. Schedule II of this Agreement is hereby deleted in its entirety and replaced with Schedule II attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of June 16, 2003.

J.P. Morgan Series Trust II

By:
    ----------------------------------
Name:
      --------------------------------
Title:
       -------------------------------


AIG Life Insurance Company

By:
    ----------------------------------
Name:
      --------------------------------
Title:
       -------------------------------

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                                   SCHEDULE I

Name of Series

J.P. Morgan Small Company Portfolio
J.P. Morgan Mid Cap Value Portfolio
J.P. Morgan Bond Portfolio
J.P. Morgan U.S. Large Cap Core Equity Portfolio
J.P. Morgan International Opportunities Portfolio

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                                   SCHEDULE II

Name of Separate Account

AIG Life Insurance Company - Separate Account II